FORM 10Q                                                          MARCH 31, 1997
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                                 Exhibit No. 11

                                  IMATRON INC.
                        Computation of Per Share Earnings
                  (Amounts in thousands, except per share data)
                                   (Unaudited)



                                              March 31,            March 31,
                                                1997                  1996
                                           ----------------      ---------------
                                             (Restated)
PRIMARY:

Weighted average common shares outstanding          78,109               66,112

                                           ----------------      ---------------
      TOTAL                                         78,109               69,112
                                           ================      ===============

Net loss                                           $(1,270)             $(2,191)
                                           ================      ===============

Net loss per common share                          $ (0.02)             $ (0.03)
                                           ================      ===============





















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